UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2006

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

Effective August 25, 2006, Old Line Bancshares, Inc. (“Old Line”) entered into an Indemnity and Guaranty Agreement in connection with an amended loan entered into by Pointer Ridge Office Investment, LLC. The terms of the Indemnity and Guaranty Agreement, as discussed below under Item 2.03, are incorporated herein by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 25, 2006, Pointer Ridge Office Investment, LLC (“Pointer Ridge”), advised Old Line that on August 25, 2006, Pointer Ridge had entered into with an unrelated lender (1) an Amended and Restated Promissory Note that increased the principal amount of the current Deed of Trust Note dated November 3, 2005 from $5,880,000 to $6,780,000 (the “Amended Promissory Note”) and (2) an Amended and Restated Deed of Trust and Security Agreement that amended and restated the current Deed of Trust Assignment and Security Agreement dated November 3, 2005 (the “Amended Deed of Trust”) for that purpose and to reflect the other modifications, terms and conditions agreed upon by Pointer Ridge and the lender.

The Amended Promissory Note provides that the loan will accrue interest from the date of the Amended Promissory Note through September 5, 2016 at a rate of 6.28% (“Initial Term Interest Rate”). After September 5, 2016, the interest rate will adjust to the greater of (i) the Initial Term Interest Rate plus 200 basis points or (ii) the Treasury Rate (as defined in the Amended Promissory Note) plus 200 basis points.

Payments on the Amended Promissory Note begin October 5, 2006. For the first 12 months, Pointer Ridge will pay to the lender an installment of interest only. Commencing with the 13th payment and continuing until August 5, 2036, Pointer Ridge will pay equal monthly payments of principal and interest based on a 30-year amortization. There is a prepayment penalty if Pointer Ridge prepays the loan prior to September 5, 2016.

On August 22, 2006, Old Line executed an Indemnity and Guaranty Agreement with the lender that was effective upon Pointer Ridge’s execution of the Amended Promissory Note and Amended Deed of Trust. Pursuant to the terms of the guaranty, Old Line has guaranteed the payment to the lender of up to 50% of the loan amount plus any costs incurred by the lender resulting from any acts, omissions or alleged acts or omissions arising out of or relating to: (1) the misapplication or misappropriation by Pointer Ridge of any or all money collected, paid or received; (2) rents, issues, profits and revenues of all or any portion of the property located at 1525 Pointer Ridge Place, Bowie, Maryland (the “Security Property”) received or applicable to a period after the occurrence of any Event of Default which are not applied to pay, first (a) real estate taxes and other charges which, if unpaid, could result in liens superior to that of the Amended Deed of Trust and (b) premiums on insurance policies required under the loan documents, and, second, the other ordinary and necessary expenses of owning and operating the Security Property; (3) waste committed on the Security Property or damage to the Security Property as a result of intentional misconduct or gross negligence or the removal of all or any portion of the Security Property in violation of the terms of the loan documents; (4) fraud or material misrepresentation or failure to disclose a material fact; (5) the filing of any petition for bankruptcy; or (6) the failure by Pointer Ridge to maintain its status as a single purpose entity as required by the loan documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: September 28, 2006	By: /s/Christine M. Rush

Christine M. Rush, Chief Financial Officer